Exhibit 5.2

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

D-60325 Frankfurt am Main

Germany

September 28th, 2012

Ladies and Gentlemen:

In our capacity as Counsel of Deutsche Bank Aktiengesellschaft (the “Bank”) we have advised the Bank as to matters of German law in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of an unspecified aggregate initial offering price or number of ordinary shares of the Bank (the “Shares”), tradable subscription rights to subscribe for Shares (the “Rights”), unsecured debt securities (the “Debt Securities”) of the Bank (including senior debt securities of the Bank and subordinated debt securities of the Bank), warrants (“Warrants”) of the Bank, purchase contracts (“Purchase Contracts”) of the Bank and units (“Units”) of the Bank (collectively, the “Securities”) on Form F-3 (the “Registration Statement”).

Terms not defined herein shall have the same meaning as in the Registration Statement.

For the purpose of this opinion we have examined the following documents (the “Documents”):

(a)	a draft of the Registration Statement dated as of September 28, 2012 and certain exhibits (“Exhibits”) filed with the Registration Statement;

(b)	the Articles of Association (Satzung) of the Bank as presently in force (the “Articles”); and

(c)	such other documents as we have deemed necessary to enable us to give this opinion.

We have assumed that:

(i)	all signatures on all documents submitted to us are genuine and that copies of all documents submitted to us are complete and conform to the originals;

(ii)

the Registration Statement will be executed and filed in the form of the draft reviewed by us and the agreements and indentures filed as Exhibits to the Registration Statement that have been reviewed by us will, when duly executed by all parties thereto in substantially the form filed as an Exhibit to the Registration Statement, be valid, binding and enforceable under the laws of the State of New York, by which they are expressed to be governed;

(iii)	none of the documents furnished to us has been amended, supplemented or terminated;

(iv)	the issuance of the Shares will be made in accordance with the Articles; and

(v)

all relevant documents are or will be within the capacity and powers of, and have been or will be validly authorized, executed and delivered by, each party thereto, except that no such assumption is made as to the authorization, execution and delivery of any such agreement by the Bank.

Based upon the foregoing we are of the opinion that:

(1)

The Bank is duly organized and validly existing as a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany and has the corporate power to, and has taken all necessary corporate action to, execute, deliver and file the Registration Statement.

(2)

Upon (i) the adoption of the appropriate resolutions relating to the increase of the Bank’s share capital, (ii) the receipt by the Bank of the consideration specified in the relevant resolution and (iii) the registration of the execution of the capital increase in respect of the Shares with the Commercial Register (Handelsregister) of the District Court of Frankfurt am Main, Germany, the Shares will have been duly authorized by all necessary corporate action and will be validly issued, fully paid and non-assessable.

(3)	If and when the Rights come into existence in accordance with the German Stock Corporation Act (Aktiengesetz), they will constitute valid and legally binding obligations of the Bank.

(4)

When the Registration Statement has become effective under the Securities Act, the indentures relating to the Debt Securities have been duly authorized, executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the respective indenture so as not to violate German law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Debt Securities have been duly executed and authenticated in accordance with the respective indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Bank which, if incurred through a branch office of the Bank, are to be performed through such branch office and which are enforceable in accordance with their respective terms.

(5)

When the Registration Statement has become effective under the Securities Act, the warrant agreements described in the Registration Agreement under which Warrants are to be issued have been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the respective warrant agreement relating to each series of the Warrants so as not to violate German law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Warrants have been duly executed and authenticated in accordance with the respective warrant agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Bank which, if incurred through a branch office of the Bank, are to be performed through such branch office and which are enforceable in accordance with their respective terms.

(6)

When the Registration Statement has become effective under the Securities Act, the purchase contracts agreements described in the Registration Agreement under which Purchase Contracts are to be issued have been duly authorized, executed and delivered, the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the respective purchase contract agreement relating to each series of the Purchase Contracts so as not to violate German law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Purchase Contracts have been duly executed and authenticated in accordance with the respective purchase contract and issued and sold as contemplated in the Registration Statement, the Purchase Contracts will constitute valid and legally binding obligations of the Bank which, if incurred through a branch office of the Bank, are to be performed through such branch office and which are enforceable in accordance with their respective terms.

(7)

When the Registration Statement has become effective under the Securities Act, the unit agreements described in the Registration Agreement under which Units are to be issued have been duly authorized, executed and delivered, the terms of the Units and of their issuance and sale have been duly established in conformity with the respective unit agreement relating to each series of the Units so as not to violate German law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Units have been duly executed and authenticated in accordance with the respective unit agreement and issued and sold as contemplated in the Registration Statement, the Units will constitute valid and legally binding obligations of the Bank which, if incurred through a branch office of the Bank, are to be performed through such branch office and which are enforceable in accordance with their respective terms.

This opinion is subject to the following qualifications:

(A)

enforcement of the Securities may be limited by bankruptcy, insolvency, liquidation, reorganization, limitation and other laws of general application, or by governmental acts, relating to or affecting the rights of creditors;

(B)	enforcement of rights may be limited by statutes of limitation or lapses of time;

(C)

courts in Germany (assuming they accept jurisdiction) do not apply provisions of foreign law to the extent such provisions are obviously irreconcilable with essential principles of German law, in particular rights under constitutional law of Germany;

(D)

any judicial proceedings in Germany enforcing rights will be subject to the rules of civil procedure as applied by the courts in Germany, which inter alia and without limitation, might require the translation of foreign language documents into the German language;

(E)	we do not express an opinion as to any rights and obligation the Bank may have or appears to have against itself.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legal Matters”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as Counsel of the Bank, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written approval in each instance, or relied upon by any other person.

This opinion shall be governed by and construed in accordance with the laws of Germany.

Very truly yours,

/s/ Volker Butzke	/s/ Mathias Otto

Volker Butzke	Mathias Otto

Associate General Counsel of Deutsche Bank AG	Acting General Counsel Germany, Central & Eastern Europe of Deutsche Bank AG